Exhibit 99.1

Pricing of Tender Offer For and Execution of Supplemental Indentures With Respect to (i)

8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9; ISIN No.

US700690AJ90), (ii) 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0; ISIN No.

US413627AE02), (iii) 7.5% Senior Notes Due 2009 (CUSIP No. 700690AN0; ISIN No.

US700690AN03) and (iv) 7% Senior Notes due 2013 (CUSIP No. 700690AS9; ISIN No.

US700690AS99)

FOR RELEASE TUESDAY, January 8, 2008

LAS VEGAS, NEVADA—Harrah’s Entertainment, Inc. (NYSE: HET) (“Harrah’s Entertainment”), announced today the consideration to be paid in its previously announced cash tender offer and consent solicitation for any and all of the outstanding: (i) 8.875% Senior Subordinated Notes due 2008 (CUSIP No. 700690AJ9; ISIN No. US700690AJ90) (the “8.875% Notes”); (ii) 7.5% Senior Notes due 2009 (CUSIP No. 413627AE0; ISIN No. US413627AE02) (the “7.5% Notes (1998)”); (iii) 7.5% Senior Notes Due 2009 (CUSIP No. 700690AN0; ISIN No. US700690AN03) (the “7.5% Notes (2001)”) and (iv) 7% Senior Notes due 2013 (CUSIP No. 700690AS9; ISIN No. US700690AS99) (the “7% Notes” and, collectively with the 8.875% Notes, the 7.5% Notes (1998) and the 7.5% Notes (2001), the “Notes”), commenced by Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a subsidiary of Harrah’s Entertainment.

The total consideration for each series of the Notes was determined as of 2:00 p.m., New York City time, on January 8, 2008, by reference to a fixed spread of 50 basis points above the yield to maturity of the applicable U.S. security as described in the Offer to Purchase and Consent Solicitation Statement dated December 21, 2007 (the “Statement”). The reference yield for the 8.875% Notes was 3.214%; the reference yield for the 7.5% Notes (1998) was 2.920%; the reference yield for the 7.5% Notes (2001) was 2.869%; and the reference yield for the 7% Notes was 3.197%.

The total consideration per $1,000 principal amount of each series of the Notes (the “Total Consideration”) that were validly tendered by 5:00 p.m., New York City time, on January 7, 2008 (the “Consent Payment Deadline”) is $1,032.35 for the 8.875% Notes; $1,038.78 for the 7.5% Notes (1998); $1,063.88 for the 7.5% Notes (2001) and $1,155.56 for the 7% Notes, which in each case, includes a cash consent payment of $30.00. Holders who tender their Notes and deliver their consents after the Consent Payment Deadline, but prior to the Offer Expiration Date will receive the applicable tender offer consideration, which consists of the applicable Total Consideration less the cash consent payment of $30.00 per $1,000 principal amount of tendered Notes. All holders of Notes validly tendered prior to the Offer Expiration Date will receive accrued and unpaid interest on their tendered Notes up to, but not including, the payment date for the tender offer and consent solicitation.

As a result of the previously announced receipt of the requisite consents to adopt the proposed amendments to the applicable indentures pursuant to which each series of the Notes was issued, (i) the Third Supplemental Indenture among Harrah’s Entertainment, Harrah’s Operating and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee for the Holders of the 8.875% Notes; (ii) the Second Supplemental Indenture among Harrah’s Entertainment, Harrah’s Operating and The Bank of New York Trust Company, N.A., as trustee for the Holders of the 7.5% Notes (1998); (iii) the Third Supplemental Indenture among Harrah’s Entertainment, Harrah’s Operating and Wells Fargo, as trustee for the Holders of the 7.5% Notes (2001); and (iv) the Third Supplemental Indenture among Harrah’s Entertainment, Harrah’s Operating and U.S. Bank National Association, as trustee for the Holders of the 7% Notes, have been executed. The proposed amendments, which will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in each applicable indenture, will become operative when the tendered Notes are accepted by purchase by Harrah’s Entertainment and Harrah’s Operating.

The tender offer and consent solicitation remains open and is scheduled to expire at 8:00 a.m. New York City time, on January 23, 2008, unless extended (the “Offer Expiration Date”).

Harrah’s Operating’s tender offer is subject to the conditions set forth in the Statement and the related Consent and Letter of Transmittal, including, among other things, that Harrah’s Operating obtains the financing necessary to pay for the Notes and consents in accordance with the terms of the tender offers and consent solicitations.

****

Harrah’s Operating and Harrah’s Entertainment have retained Citi to act as lead dealer manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Copies of the Offer Documents and other related documents may be obtained from Global Bondholder Services Corporation, the information agent for the tender offers and consent solicitations, at (866) 924-2200 (toll free) or (212) 430-3774 (for banks and brokers only).

The tender offers and consent solicitations are being made solely pursuant to the applicable Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal and Consent, which set forth the complete terms of the tender offers and consent solicitations. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of Harrah’s Operating or Harrah’s Entertainment. It also is not a solicitation of consents to the proposed amendments to the indentures. No recommendation is made as to whether holders of the securities should tender their securities or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Harrah’s Entertainment

Harrah’s Entertainment is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada nearly 70 years ago, Harrah’s Entertainment has grown through development of new properties, expansions and acquisitions, and now owns or manages casinos on four continents. Its properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; it also owns the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through an unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s Entertainment is available at its Web site — http://www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s Entertainment and Harrah’s Operating. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s Entertainment and Harrah’s Operating may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed by Harrah’s Entertainment with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with TPG and Apollo; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement; the inability to complete the merger due to the failure to satisfy conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; the impact of the substantial indebtedness to be incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations, including London Clubs; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s Entertainment and Harrah’s Operating disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Media Contact:	Jacqueline Peterson
Harrah’s Entertainment, Inc.,
+1-702-494-4829

Investor Contact:	Jonathan Halkyard
Harrah’s Entertainment, Inc.,
+1-702-407-6346

4